Exhibit 99.1

News Release | October 15, 2019
Wells Fargo Reports Third Quarter 2019 Net Income of $4.6 Billion
Diluted EPS of $0.92 included the impact of a discrete litigation accrual of $(0.35) per share and a gain on the sale of our Institutional Retirement and Trust business of $0.20 per share

▪	Financial results:

◦	Net income of $4.6 billion, compared with $6.0 billion in third quarter 2018

◦	Diluted earnings per share (EPS) of $0.92, compared with $1.13

•
Third quarter 2019 included a $1.6 billion, or $(0.35) per share, discrete litigation accrual (not tax-deductible) for previously disclosed retail sales practices matters, and a $1.1 billion, or $0.20 per share, gain from the previously announced sale of our Institutional Retirement and Trust (IRT) business

◦	Revenue of $22.0 billion, up from $21.9 billion

•	Net interest income of $11.6 billion, down $947 million

•	Noninterest income of $10.4 billion, up $1.0 billion

◦	Noninterest expense of $15.2 billion, up $1.4 billion

◦	Average deposits of $1.3 trillion, up $25.0 billion

◦	Average loans of $949.8 billion, up $10.3 billion

▪	Credit quality:

◦	Provision expense of $695 million, up $115 million from third quarter 2018

•	Net charge-offs of $645 million, down $35 million

▪	Net charge-offs of 0.27% of average loans (annualized), down from 0.29%

•	Reserve build[1] of $50 million, compared with a $100 million reserve release[1] in third quarter 2018

◦	Nonaccrual loans of $5.5 billion, down $1.2 billion, or 17%

▪	Strong capital position while returning more capital to shareholders:

◦	Common Equity Tier 1 ratio (fully phased-in) of 11.6%[2]

◦	Returned $9.0 billion to shareholders through common stock dividends and net share repurchases, up 2% from $8.9 billion in third quarter 2018

•	Quarterly common stock dividend of $0.51 per share, up 19% from $0.43 per share

•	Period-end common shares outstanding down 442.4 million shares, or 9%

•
Third quarter 2019 included the partial redemption of our Series K Preferred Stock, which reduced diluted EPS by $0.05 per share, while third quarter 2018 included the redemption of our Series J Preferred Stock, which reduced diluted EPS by $0.03 per share

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
2 See table on page 37 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Earnings
Diluted earnings per common share	$0.92	1.30	1.13
Wells Fargo net income (in billions)	4.61	6.21	6.01
Return on assets (ROA)	0.95%	1.31	1.27
Return on equity (ROE)	9.00	13.26	12.04
Return on average tangible common equity (ROTCE) (a)	10.70	15.78	14.33
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.27%	0.28	0.29
Allowance for credit losses as a % of total loans	1.11	1.12	1.16
Allowance for credit losses as a % of annualized net charge-offs	415	405	406
Other
Revenue (in billions)	$22.0	21.6	21.9
Efficiency ratio (b)	69.1%	62.3	62.7
Average loans (in billions)	$949.8	947.5	939.5
Average deposits (in billions)	1,291.4	1,269.0	1,266.4
Net interest margin	2.66%	2.82	2.94

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – October 15, 2019 – Wells Fargo & Company (NYSE:WFC) reported net income of $4.6 billion, or $0.92 per diluted common share, for third quarter 2019, compared with $6.0 billion, or $1.13 per share, for third quarter 2018, and $6.2 billion, or $1.30 per share, for second quarter 2019.
Interim Chief Executive Officer Allen Parker said, “We continued to make progress on our top priorities during the third quarter, and we're all looking forward to Charlie Scharf's joining Wells Fargo on October 21 as the company’s Chief Executive Officer and President. It’s been an honor for me to serve as the interim Chief Executive Officer over the past six months, and I want to thank both our management team and all our team members for their hard work during this period of transition. Our continued efforts to transform Wells Fargo and our unwavering commitment to serve our customers resulted during the third quarter in higher branch customer experience survey scores, growth in primary consumer checking customers, and increased loan and deposit balances. We have more work ahead, but I’m confident that our focused efforts and the fundamental strengths of Wells Fargo will continue to enable us to achieve success.”
Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $4.6 billion of net income in the third quarter and diluted earnings per share of $0.92, which included the impact of a $1.6 billion, or $(0.35) per share, discrete litigation accrual for previously disclosed retail sales practices matters, as well as a $1.1 billion, or $0.20 per share, gain from the sale of our Institutional Retirement and Trust business. Business fundamentals were strong as both loans and deposits grew from the second quarter and from a year ago. Our net charge-off rate remained near historic lows, and we had strong capital returns, including increasing our quarterly common stock dividend by 19% and reducing our common shares outstanding by 9% compared with a year ago, while maintaining a strong capital position.”

Net Interest Income
Net interest income in the third quarter was $11.6 billion, down $470 million from second quarter 2019, primarily due to balance sheet repricing driven by the impact of the lower interest rate environment, as well as higher mortgage-backed securities (MBS) premium amortization, partially offset by the benefit of one additional day in the quarter and favorable balance sheet growth and mix.
The net interest margin was 2.66%, down 16 basis points from the prior quarter primarily due to balance sheet repricing driven by the impact of the lower interest rate environment, as well as higher MBS premium amortization.
Noninterest Income
Noninterest income in the third quarter was $10.4 billion, up $896 million from second quarter 2019. Third quarter noninterest income included higher other income and market sensitive revenue3, partially offset by lower mortgage banking income.

•
Trust and investment fees were $3.6 billion, flat compared with second quarter 2019. Higher asset-based fees in retail brokerage advisory and asset management, reflecting higher market valuations, and higher investment banking income on increased advisory fees, were offset by lower trust and investment management fees due to the sale of our IRT business on July 1, 2019.

•
Mortgage banking income was $466 million, down from $758 million in second quarter 2019. Net mortgage servicing income was a loss of $142 million, down from a gain of $277 million in the second quarter, driven by the impact of higher prepayment rate estimates on the valuation of our residential mortgage servicing rights asset. Net gains on mortgage loan originations and sales activities were $608 million, up from $481 million in the second quarter. Residential held-for-sale mortgage loan originations increased in the third quarter to $38 billion from $33 billion in the second quarter, primarily due to lower mortgage loan interest rates. The production margin on residential held-for-sale mortgage loan originations[4] increased to 1.21% from 0.98% in the second quarter.

•
Market sensitive revenue[3] was $1.2 billion, up from $871 million in second quarter 2019, predominantly due to higher net gains from equity securities, driven by gains from our affiliated venture capital and private equity partnerships, partially offset by a $91 million decrease in deferred compensation plan investment results in the third quarter (largely offset by lower employee benefits expense).

•
Other income was $1.5 billion and included a $1.1 billion gain from the previously announced sale of our IRT business and $302 million of gains from the sales of $510 million of Pick-a-Pay purchased credit-impaired (PCI) and other PCI residential mortgage loans.

Noninterest Expense
Noninterest expense in the third quarter was $15.2 billion, up $1.8 billion from the prior quarter. Third quarter expenses included operating losses of $1.9 billion, predominantly reflecting litigation accruals for a variety of matters, including a $1.6 billion discrete litigation accrual (not tax-deductible) for previously disclosed retail sales practices matters. Additionally, salaries, and commissions and incentive compensation expense increased in the third
3 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.
4 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the “Selected Five Quarter Residential Mortgage Production Data” table on page 42 for more information.

quarter. These increases were partially offset by lower employee benefits expense driven by a $109 million decrease in deferred compensation expense (largely offset by lower net gains from equity securities). The efficiency ratio was 69.1% in third quarter 2019, compared with 62.3% in the second quarter.

Income Taxes
The Company’s effective income tax rate was 22.1% for third quarter 2019 and included net discrete income tax expense of $443 million predominantly related to the non-tax deductible treatment of a $1.6 billion discrete litigation accrual. The effective income tax rate in second quarter 2019 was 17.3%. The Company currently expects the effective income tax rate in fourth quarter 2019 to be approximately 17.5%, excluding the impact of any unanticipated discrete items.
Loans
Average loans were $949.8 billion in the third quarter, up $2.3 billion from the second quarter. Period-end loan balances were $954.9 billion at September 30, 2019, up $5.0 billion from June 30, 2019. Commercial loans were flat compared with June 30, 2019. Consumer loans increased $5.0 billion from the prior quarter, reflecting the following:

•
Real estate 1-4 family first mortgage loans increased $4.2 billion, as $19.3 billion of held-for-investment mortgage loan originations and the purchase of $1.0 billion of loans as a result of exercising servicer cleanup calls to terminate over 20 pre-2008 securitizations were partially offset by paydowns, as well as the sale of $510 million of PCI loans

•	Real estate 1-4 family junior lien mortgage loans decreased $1.2 billion, as paydowns continued to exceed originations

•	Credit card loans increased $809 million, primarily due to seasonality

•	Automobile loans increased $1.1 billion, driven by $6.9 billion of originations, which were up 9% from the prior quarter
Period-End Loan Balances

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Commercial	$512,332	512,245	512,226	513,405	501,886
Consumer	442,583	437,633	436,023	439,705	440,414
Total loans	$954,915	949,878	948,249	953,110	942,300
Change from prior quarter	$5,037	1,629	(4,861)	10,810	(1,965)
Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Period-end debt securities were $503.5 billion at September 30, 2019, up $21.5 billion from the second quarter. Debt securities available-for-sale and held-to-maturity increased $12.6 billion as purchases of approximately $29.6 billion, predominantly federal agency MBS in the available-for-sale portfolio, were partially offset by runoff and sales. Debt securities held for trading increased $8.9 billion predominantly due to a higher inventory of U.S. Treasuries.

Net unrealized gains on available-for-sale debt securities were $3.1 billion at September 30, 2019, compared with $2.5 billion at June 30, 2019, primarily due to lower long-term interest rates in the third quarter, partially offset by wider credit spreads.
Equity securities include marketable and non-marketable equity securities, as well as equity securities held for trading. Period-end equity securities were $63.9 billion at September 30, 2019, up $2.3 billion from the second quarter.
Deposits
Total average deposits for third quarter 2019 were $1.3 trillion, up $22.4 billion from the prior quarter primarily due to higher commercial deposits, as well as higher retail banking deposits reflecting continued promotional rates and offers. The average deposit cost for third quarter 2019 was 71 basis points, up 1 basis point from the prior quarter and 24 basis points from a year ago.
Capital
The Company's Common Equity Tier 1 ratio (fully phased-in) was 11.6%2 and continued to exceed both the regulatory minimum of 9% and our current internal target of 10%. In third quarter 2019, the Company repurchased 159.1 million shares of its common stock, which, net of issuances, reduced period-end common shares outstanding by 150.4 million. The Company paid a quarterly common stock dividend of $0.51 per share.
The Company redeemed 1,550,000 shares of its Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series K, on September 16, 2019, which reduced diluted earnings per common share in third quarter 2019 by $0.05 per share as a result of eliminating the purchase accounting discount recorded on these shares at the time of the Wachovia acquisition. Following the partial redemption, 1,802,000 shares of the Series K Preferred Stock remain outstanding.
As of September 30, 2019, our eligible external total loss absorbing capacity (TLAC) as a percentage of total risk-weighted assets was 23.3%5, compared with the required minimum of 22.0%.
5 The TLAC ratio is a preliminary estimate.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the third quarter was 0.27% (annualized), down from 0.28% in the prior quarter and from 0.29% a year ago. Commercial and consumer losses were 0.11% and 0.46%, respectively. Total credit losses were $645 million in third quarter 2019, down $8 million from second quarter 2019. Commercial losses decreased $26 million primarily driven by higher recoveries, while consumer losses increased $18 million primarily due to lower recoveries.
Net Loan Charge-Offs

	Quarter ended
	September 30, 2019		June 30, 2019		September 30, 2018
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$147	0.17%	$159	0.18%	$148	0.18%
Real estate mortgage	(8)	(0.02)	4	0.01	(1)	—
Real estate construction	(8)	(0.14)	(2)	(0.04)	(2)	(0.04)
Lease financing	8	0.17	4	0.09	7	0.14
Total commercial	139	0.11	165	0.13	152	0.12
Consumer:
Real estate 1-4 family first mortgage	(5)	(0.01)	(30)	(0.04)	(25)	(0.04)
Real estate 1-4 family junior lien mortgage	(22)	(0.28)	(19)	(0.24)	(9)	(0.10)
Credit card	319	3.22	349	3.68	299	3.22
Automobile	76	0.65	52	0.46	130	1.10
Other revolving credit and installment	138	1.60	136	1.56	133	1.44
Total consumer	506	0.46	488	0.45	528	0.47
Total	$645	0.27%	$653	0.28%	$680	0.29%

(a)	Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized.

Nonperforming Assets
Nonperforming assets decreased $317 million, or 5%, from second quarter 2019 to $6.0 billion. Nonaccrual loans decreased $377 million from second quarter 2019 to $5.5 billion. Commercial nonaccrual loans decreased $158 million predominantly driven by the commercial and industrial, and the real estate mortgage portfolios. Consumer nonaccrual loans decreased $219 million largely driven by lower nonaccruals in the real estate 1-4 family first mortgage portfolio.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	September 30, 2019		June 30, 2019		September 30, 2018
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,539	0.44%	$1,634	0.47%	$1,555	0.46%
Real estate mortgage	669	0.55	737	0.60	603	0.50
Real estate construction	32	0.16	36	0.17	44	0.19
Lease financing	72	0.37	63	0.33	96	0.49
Total commercial	2,312	0.45	2,470	0.48	2,298	0.46
Consumer:
Real estate 1-4 family first mortgage	2,261	0.78	2,425	0.85	3,267	1.15
Real estate 1-4 family junior lien mortgage	819	2.66	868	2.71	983	2.78
Automobile	110	0.24	115	0.25	118	0.26
Other revolving credit and installment	43	0.12	44	0.13	48	0.13
Total consumer	3,233	0.73	3,452	0.79	4,416	1.00
Total nonaccrual loans (a)	5,545	0.58	5,922	0.62	6,714	0.71
Foreclosed assets:
Government insured/guaranteed	59		68		87
Non-government insured/guaranteed	378		309		435
Total foreclosed assets	437		377		522
Total nonperforming assets	$5,982	0.63%	$6,299	0.66%	$7,236	0.77%
Change from prior quarter:
Total nonaccrual loans (a)	$(377)		$(983)		$(412)
Total nonperforming assets	(317)		(1,042)		(389)

(a)
Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value. For additional information, see the “Five Quarter Nonperforming Assets” table on page 33.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $10.6 billion at September 30, 2019, up $10 million from June 30, 2019, and included a $50 million reserve build1 in third quarter 2019. The allowance coverage for total loans was 1.11%, compared with 1.12% in second quarter 2019. The allowance covered 4.1 times annualized third quarter net charge-offs, compared with 4.0 times in the prior quarter. The allowance coverage for nonaccrual loans was 191% at September 30, 2019, compared with 179% at
June 30, 2019.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Community Banking	$999	3,147	2,816
Wholesale Banking	2,644	2,789	2,851
Wealth and Investment Management	1,280	602	732
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations (including funds transfer pricing, capital, liquidity and certain corporate expenses) in support of the other operating segments and results of investments in our affiliated venture capital and private equity partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Total revenue	$11,239	11,805	11,816
Provision for credit losses	608	479	547
Noninterest expense	8,766	7,212	7,467
Segment net income	999	3,147	2,816
(in billions)
Average loans	459.0	457.7	460.9
Average assets	1,033.9	1,024.8	1,024.9
Average deposits	789.7	777.6	760.9
Third Quarter 2019 vs. Second Quarter 2019

•	Net income of $999 million, down $2.1 billion, or 68%

•
Revenue was $11.2 billion, down $566 million, or 5%, driven by lower net interest income, mortgage banking income, and gains from the sale of PCI mortgage loans, partially offset by higher net gains from equity securities

•
Noninterest expense of $8.8 billion increased $1.6 billion, or 22%, predominantly due to higher operating losses reflecting litigation accruals for a variety of matters, including a $1.6 billion discrete litigation accrual (not tax-deductible)

•	Provision for credit losses increased $129 million, reflecting a reserve build[1] in third quarter 2019, compared with a reserve release[1] in second quarter 2019
Third Quarter 2019 vs. Third Quarter 2018

•	Net income was down $1.8 billion, or 65%

•	Revenue was down $577 million, or 5%, driven by lower net interest income, mortgage banking income, and other income, partially offset by higher net gains from equity securities

•
Noninterest expense increased $1.3 billion, or 17%, predominantly due to higher operating losses reflecting litigation accruals for a variety of matters, including a $1.6 billion discrete litigation accrual (not tax-deductible), as well as higher personnel expense, partially offset by lower FDIC expense and core deposit and other intangibles amortization expense

•	Provision for credit losses increased $61 million, reflecting a reserve build[1] in third quarter 2019, compared with a reserve release[1] in third quarter 2018

Business Metrics and Highlights

•
Primary consumer checking customers[6],[7] of 24.3 million, up 1.5% from a year ago. The sale of 52 branches and $1.8 billion of deposits which closed in fourth quarter 2018 reduced the growth rate by 0.4%

•
Branch customer experience surveys completed during third quarter 2019 reflected higher scores from the previous quarter, with both ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores reaching new three year highs

•	Debit card point-of-sale purchase volume[8] of $92.6 billion in the third quarter, up 6% year-over-year

•	General purpose credit card point-of-sale purchase volume of $20.4 billion in the third quarter, up 5% year-over-year

•	30.2 million digital (online and mobile) active customers, including 24.2 million mobile active customers7, [9]

•	5,393 retail bank branches as of the end of third quarter 2019, reflecting 130 branch consolidations in the first nine months of 2019

•	Home Lending

◦	Originations of $58 billion, up from $53 billion in the prior quarter, primarily due to lower mortgage loan interest rates

▪	Originations of loans held-for-sale and loans held-for-investment were $38 billion and $20 billion, respectively

◦	Production margin on residential held-for-sale mortgage loan originations[4] of 1.21%, up from 0.98% in the prior quarter

◦	Applications of $85 billion, down from $90 billion in the prior quarter, driven primarily by seasonality

◦	Unclosed application pipeline of $44 billion at quarter end, flat compared with the prior quarter

•	Automobile originations of $6.9 billion in the third quarter, up 45% from the prior year, reflecting our renewed emphasis on growing auto loans following the restructuring of the business

•	Small Business Lending[10] originations of $646 million, up 3% from the prior year

•	Wells Fargo tied for #1 in overall performance in the Dynatrace Mobile Banking Scorecard (September 2019)

•	Wells Fargo named #1 overall in the Dynatrace Mortgage-Home Equity Scorecard (August 2019)

•	Wells Fargo named #1 overall in the Dynatrace Small Business Banker Scorecard (July 2019)

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of August 2019, comparisons with August 2018.
8 Combined consumer and business debit card purchase volume dollars.
9 Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.
10 Small Business Lending includes credit card, lines of credit and loan products (primarily under $100,000 sold through our retail banking branches).

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Commercial Banking, Commercial Real Estate, Corporate and Investment Banking, Credit Investment Portfolio, Treasury Management, and Commercial Capital.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Total revenue	$6,942	7,065	7,304
Provision for credit losses	92	28	26
Noninterest expense	3,889	3,882	3,935
Segment net income	2,644	2,789	2,851
(in billions)
Average loans	474.3	474.0	462.8
Average assets	869.2	852.2	827.2
Average deposits	422.0	410.4	413.6
Third Quarter 2019 vs. Second Quarter 2019

•	Net income of $2.6 billion, down $145 million, or 5%

•
Revenue of $6.9 billion decreased $123 million, or 2%, driven by lower net interest income primarily related to the impact of lower interest rates, lower other income, and lower treasury management fees, partially offset by higher commercial real estate brokerage commissions, market sensitive revenue[3], investment banking fees, and mortgage banking income

•	Noninterest expense of $3.9 billion, flat compared with the prior quarter, as higher personnel expense was offset by lower lease expense
Third Quarter 2019 vs. Third Quarter 2018

•	Net income decreased $207 million, or 7%

•
Revenue decreased $362 million, or 5%, predominantly due to lower net interest income, other income, lease income, and treasury management fees, partially offset by higher market sensitive revenue[3], commercial real estate brokerage commissions, investment banking fees, and mortgage banking income

•
Noninterest expense decreased $46 million, or 1%, on lower FDIC expense, core deposit and other intangibles amortization, and lease expense, partially offset by higher personnel expense, and higher regulatory and risk related expense

Business Metrics and Highlights

•	#1 Total business banking and middle market banking market share in the U.S.[11]

•	#1 Commercial real estate lender in the U.S.[12]

•	#1 Asset-based lending bookrunner[13]

•	Commercial card spend volume[14] of $8.8 billion, up 6% from the prior year on increased transaction volumes, and up 1% compared with second quarter 2019

•	1.9 billion of ACH payment transactions originated[15], up 14% from the prior year, and up 2% from second quarter 2019

•	U.S. investment banking market share of 3.5% year-to-date 2019[16], compared with 3.3% year-to-date 2018[16]
11 Barlow Research, rolling eight quarter data (3Q17-2Q19). Business banking companies defined as companies with $5 million to $25 million in annual sales, and middle market banking companies defined as companies with $25 million to $500 million in annual sales.
12 MBA Commercial Real Estate/Multifamily 2019 Mid-Year Origination Volumes report (July 2019).
13 Thomson Reuters LPC U.S. league tables, year-to-date through September 30, 2019.
14 Includes commercial card volume for the entire company.
15 Includes ACH payment transactions originated by the entire company.
16 Year-to-date through September. Source: Dealogic U.S. investment banking fee market share.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018
Total revenue	$5,141	4,050	4,226
Provision (reversal of provision) for credit losses	3	(1)	6
Noninterest expense	3,431	3,246	3,243
Segment net income	1,280	602	732
(in billions)
Average loans	75.9	75.0	74.6
Average assets	84.7	83.8	83.8
Average deposits	142.4	143.5	159.8
Third Quarter 2019 vs. Second Quarter 2019

•	Net income of $1.3 billion, up $678 million, or 113%

•
Revenue of $5.1 billion increased $1.1 billion, or 27%, predominantly due to a $1.1 billion gain from the sale of our IRT business, partially offset by lower net interest income and lower net gains from equity securities on decreased deferred compensation plan investment results (largely offset by lower employee benefits expense)

•
Noninterest expense of $3.4 billion increased $185 million, or 6%, primarily due to higher equipment expense which included a $103 million impairment of capitalized software reflecting a reevaluation of software under development, as well as higher operating losses, partially offset by lower employee benefits expense from decreased deferred compensation plan expense (largely offset by lower net gains from equity securities)

Third Quarter 2019 vs. Third Quarter 2018

•	Net income up $548 million, or 75%

•
Revenue increased $915 million, or 22%, primarily driven by a $1.1 billion gain from the sale of our IRT business, partially offset by lower net interest income and lower net gains from equity securities on decreased deferred compensation plan investment results (largely offset by lower employee benefits expense)

•
Noninterest expense increased $188 million, or 6%, primarily driven by higher equipment expense which included a $103 million impairment of capitalized software, as well as higher personnel expense and operating losses, partially offset by lower core deposit and other intangibles amortization expense, and lower employee benefits expense from decreased deferred compensation plan expense (largely offset by lower net gains from equity securities)

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.9 trillion, down 1% from a year ago, primarily driven by net outflows, partially offset by higher market valuations

•	Average loan balances up 2% compared with a year ago

•	Third quarter 2019 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) up 3% compared with third quarter 2018
Retail Brokerage

•	Client assets of $1.6 trillion, down 1% from the prior year

•	Advisory assets of $569 billion, up 2% from the prior year, primarily driven by higher market valuations, partially offset by net outflows

•	IRA assets of $415 billion, down 1% from the prior year
Wealth Management

•	Client assets of $230 billion, down 4% from the prior year, primarily driven by net outflows
Asset Management

•	Total assets under management of $503 billion, up 4% from the prior year, as money market fund net inflows and higher market valuations were partially offset by equity and fixed income net outflows

Conference Call
The Company will host a live conference call on Tuesday, October 15, at 8:00 a.m. PT (11:00 a.m. ET). You may listen to the call by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao~9277488.

A replay of the conference call will be available beginning at 12:00 p.m. PT (3:00 p.m. ET) on Tuesday, October 15 through Tuesday, October 29. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #9277488. The replay will also be available online at
https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and
https://engage.vevent.com/rt/wells_fargo_ao~9277488.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•
developments in our mortgage banking business, including the extent of the success of our mortgage loan modification efforts, the amount of mortgage loan repurchase demands that we receive, any negative effects relating to our mortgage servicing, loan modification or foreclosure practices, and the effects of regulatory or judicial requirements or guidance impacting our mortgage banking business and any changes in industry standards;

•
our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investment and mortgage products and services, as well as consumer and commercial finance, through 7,500 locations, more than 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 32 countries and territories to support customers who conduct business in the global economy. With approximately 261,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2019 rankings of America’s largest corporations.

Contact Information
Media
Peter Gilchrist, 704-715-3213
peter.gilchrist@wellsfargo.com

Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sep 30, 2019 from		Nine months ended
($ in millions, except per share amounts)	Sep 30, 2019	Jun 30, 2019	Sep 30, 2018	Jun 30, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018	% Change
For the Period
Wells Fargo net income	$4,610	6,206	6,007	(26)%	(23)	$16,676	16,329	2%
Wells Fargo net income applicable to common stock	4,037	5,848	5,453	(31)	(26)	15,392	14,978	3
Diluted earnings per common share	0.92	1.30	1.13	(29)	(19)	3.43	3.07	12
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.95%	1.31	1.27	(27)	(25)	1.17%	1.15	2
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	9.00	13.26	12.04	(32)	(25)	11.64	11.08	5
Return on average tangible common equity (ROTCE)(1)	10.70	15.78	14.33	(32)	(25)	13.85	13.19	5
Efficiency ratio (2)	69.1	62.3	62.7	11	10	65.3	65.4	—
Total revenue	$22,010	21,584	21,941	2	—	$65,203	65,428	—
Pre-tax pre-provision profit (PTPP) (3)	6,811	8,135	8,178	(16)	(17)	22,639	22,641	—
Dividends declared per common share	0.51	0.45	0.43	13	19	1.41	1.21	17
Average common shares outstanding	4,358.5	4,469.4	4,784.0	(2)	(9)	4,459.1	4,844.8	(8)
Diluted average common shares outstanding	4,389.6	4,495.0	4,823.2	(2)	(9)	4,489.5	4,885.0	(8)
Average loans	$949,760	947,460	939,462	—	1	$949,076	944,813	—
Average assets	1,927,415	1,900,627	1,876,283	1	3	1,903,873	1,892,209	1
Average total deposits	1,291,375	1,268,979	1,266,378	2	2	1,274,246	1,278,185	—
Average consumer and small business banking deposits (4)	749,529	742,671	743,503	1	1	745,370	751,030	(1)
Net interest margin	2.66%	2.82	2.94	(6)	(10)	2.79%	2.90	(4)
At Period End
Debt securities	$503,528	482,067	472,283	4	7	$503,528	472,283	7
Loans	954,915	949,878	942,300	1	1	954,915	942,300	1
Allowance for loan losses	9,715	9,692	10,021	—	(3)	9,715	10,021	(3)
Goodwill	26,388	26,415	26,425	—	—	26,388	26,425	—
Equity securities	63,884	61,537	61,755	4	3	63,884	61,755	3
Assets	1,943,950	1,923,388	1,872,981	1	4	1,943,950	1,872,981	4
Deposits	1,308,495	1,288,426	1,266,594	2	3	1,308,495	1,266,594	3
Common stockholders' equity	172,827	177,235	176,934	(2)	(2)	172,827	176,934	(2)
Wells Fargo stockholders’ equity	193,304	199,042	198,741	(3)	(3)	193,304	198,741	(3)
Total equity	194,416	200,037	199,679	(3)	(3)	194,416	199,679	(3)
Tangible common equity (1)	144,481	148,864	148,391	(3)	(3)	144,481	148,391	(3)
Common shares outstanding	4,269.1	4,419.6	4,711.6	(3)	(9)	4,269.1	4,711.6	(9)
Book value per common share (5)	$40.48	40.10	37.55	1	8	$40.48	37.55	8
Tangible book value per common share (1)(5)	33.84	33.68	31.49	—	7	33.84	31.49	7
Team members (active, full-time equivalent)	261,400	262,800	261,700	(1)	—	261,400	261,700	—

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
For the Quarter
Wells Fargo net income	$4,610	6,206	5,860	6,064	6,007
Wells Fargo net income applicable to common stock	4,037	5,848	5,507	5,711	5,453
Diluted earnings per common share	0.92	1.30	1.20	1.21	1.13
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.95%	1.31	1.26	1.28	1.27
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	9.00	13.26	12.71	12.89	12.04
Return on average tangible common equity (ROTCE)(1)	10.70	15.78	15.16	15.39	14.33
Efficiency ratio (2)	69.1	62.3	64.4	63.6	62.7
Total revenue	$22,010	21,584	21,609	20,980	21,941
Pre-tax pre-provision profit (PTPP) (3)	6,811	8,135	7,693	7,641	8,178
Dividends declared per common share	0.51	0.45	0.45	0.43	0.43
Average common shares outstanding	4,358.5	4,469.4	4,551.5	4,665.8	4,784.0
Diluted average common shares outstanding	4,389.6	4,495.0	4,584.0	4,700.8	4,823.2
Average loans	$949,760	947,460	950,010	946,336	939,462
Average assets	1,927,415	1,900,627	1,883,091	1,879,047	1,876,283
Average total deposits	1,291,375	1,268,979	1,262,062	1,268,948	1,266,378
Average consumer and small business banking deposits (4)	749,529	742,671	739,654	736,295	743,503
Net interest margin	2.66%	2.82	2.91	2.94	2.94
At Quarter End
Debt securities	$503,528	482,067	483,467	484,689	472,283
Loans	954,915	949,878	948,249	953,110	942,300
Allowance for loan losses	9,715	9,692	9,900	9,775	10,021
Goodwill	26,388	26,415	26,420	26,418	26,425
Equity securities	63,884	61,537	58,440	55,148	61,755
Assets	1,943,950	1,923,388	1,887,792	1,895,883	1,872,981
Deposits	1,308,495	1,288,426	1,264,013	1,286,170	1,266,594
Common stockholders' equity	172,827	177,235	176,025	174,359	176,934
Wells Fargo stockholders’ equity	193,304	199,042	197,832	196,166	198,741
Total equity	194,416	200,037	198,733	197,066	199,679
Tangible common equity (1)	144,481	148,864	147,723	145,980	148,391
Common shares outstanding	4,269.1	4,419.6	4,511.9	4,581.3	4,711.6
Book value per common share (5)	$40.48	40.10	39.01	38.06	37.55
Tangible book value per common share (1)(5)	33.84	33.68	32.74	31.86	31.49
Team members (active, full-time equivalent)	261,400	262,800	262,100	258,700	261,700

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions, except per share amounts)	2019	2018	Change	2019	2018	Change
Interest income
Debt securities	$3,666	3,595	2%	$11,388	10,603	7%
Mortgage loans held for sale	232	210	10	579	587	(1)
Loans held for sale	20	35	(43)	64	107	(40)
Loans	10,982	11,116	(1)	33,652	32,607	3
Equity securities	247	280	(12)	693	732	(5)
Other interest income	1,352	1,128	20	4,112	3,090	33
Total interest income	16,499	16,364	1	50,488	47,726	6
Interest expense
Deposits	2,324	1,499	55	6,563	3,857	70
Short-term borrowings	635	462	37	1,877	1,171	60
Long-term debt	1,780	1,667	7	5,607	4,901	14
Other interest expense	135	164	(18)	410	446	(8)
Total interest expense	4,874	3,792	29	14,457	10,375	39
Net interest income	11,625	12,572	(8)	36,031	37,351	(4)
Provision for credit losses	695	580	20	2,043	1,223	67
Net interest income after provision for credit losses	10,930	11,992	(9)	33,988	36,128	(6)
Noninterest income
Service charges on deposit accounts	1,219	1,204	1	3,519	3,540	(1)
Trust and investment fees	3,559	3,631	(2)	10,500	10,989	(4)
Card fees	1,027	1,017	1	2,996	2,926	2
Other fees	858	850	1	2,428	2,496	(3)
Mortgage banking	466	846	(45)	1,932	2,550	(24)
Insurance	91	104	(13)	280	320	(13)
Net gains from trading activities	276	158	75	862	592	46
Net gains on debt securities	3	57	(95)	148	99	49
Net gains from equity securities	956	416	130	2,392	1,494	60
Lease income	402	453	(11)	1,269	1,351	(6)
Other	1,528	633	141	2,846	1,720	65
Total noninterest income	10,385	9,369	11	29,172	28,077	4
Noninterest expense
Salaries	4,695	4,461	5	13,661	13,289	3
Commission and incentive compensation	2,735	2,427	13	8,177	7,837	4
Employee benefits	1,164	1,377	(15)	4,438	4,220	5
Equipment	693	634	9	1,961	1,801	9
Net occupancy	760	718	6	2,196	2,153	2
Core deposit and other intangibles	27	264	(90)	82	794	(90)
FDIC and other deposit assessments	93	336	(72)	396	957	(59)
Other	5,032	3,546	42	11,653	11,736	(1)
Total noninterest expense	15,199	13,763	10	42,564	42,787	(1)
Income before income tax expense	6,116	7,598	(20)	20,596	21,418	(4)
Income tax expense	1,304	1,512	(14)	3,479	4,696	(26)
Net income before noncontrolling interests	4,812	6,086	(21)	17,117	16,722	2
Less: Net income from noncontrolling interests	202	79	156	441	393	12
Wells Fargo net income	$4,610	6,007	(23)	$16,676	16,329	2
Less: Preferred stock dividends and other	573	554	3	1,284	1,351	(5)
Wells Fargo net income applicable to common stock	$4,037	5,453	(26)	$15,392	14,978	3
Per share information
Earnings per common share	$0.93	1.14	(18)	$3.45	3.09	12
Diluted earnings per common share	0.92	1.13	(19)	3.43	3.07	12
Average common shares outstanding	4,358.5	4,784.0	(9)	4,459.1	4,844.8	(8)
Diluted average common shares outstanding	4,389.6	4,823.2	(9)	4,489.5	4,885.0	(8)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Interest income
Debt securities	$3,666	3,781	3,941	3,803	3,595
Mortgage loans held for sale	232	195	152	190	210
Loans held for sale	20	20	24	33	35
Loans	10,982	11,316	11,354	11,367	11,116
Equity securities	247	236	210	260	280
Other interest income	1,352	1,438	1,322	1,268	1,128
Total interest income	16,499	16,986	17,003	16,921	16,364
Interest expense
Deposits	2,324	2,213	2,026	1,765	1,499
Short-term borrowings	635	646	596	546	462
Long-term debt	1,780	1,900	1,927	1,802	1,667
Other interest expense	135	132	143	164	164
Total interest expense	4,874	4,891	4,692	4,277	3,792
Net interest income	11,625	12,095	12,311	12,644	12,572
Provision for credit losses	695	503	845	521	580
Net interest income after provision for credit losses	10,930	11,592	11,466	12,123	11,992
Noninterest income
Service charges on deposit accounts	1,219	1,206	1,094	1,176	1,204
Trust and investment fees	3,559	3,568	3,373	3,520	3,631
Card fees	1,027	1,025	944	981	1,017
Other fees	858	800	770	888	850
Mortgage banking	466	758	708	467	846
Insurance	91	93	96	109	104
Net gains from trading activities	276	229	357	10	158
Net gains on debt securities	3	20	125	9	57
Net gains from equity securities	956	622	814	21	416
Lease income	402	424	443	402	453
Other	1,528	744	574	753	633
Total noninterest income	10,385	9,489	9,298	8,336	9,369
Noninterest expense
Salaries	4,695	4,541	4,425	4,545	4,461
Commission and incentive compensation	2,735	2,597	2,845	2,427	2,427
Employee benefits	1,164	1,336	1,938	706	1,377
Equipment	693	607	661	643	634
Net occupancy	760	719	717	735	718
Core deposit and other intangibles	27	27	28	264	264
FDIC and other deposit assessments	93	144	159	153	336
Other	5,032	3,478	3,143	3,866	3,546
Total noninterest expense	15,199	13,449	13,916	13,339	13,763
Income before income tax expense	6,116	7,632	6,848	7,120	7,598
Income tax expense	1,304	1,294	881	966	1,512
Net income before noncontrolling interests	4,812	6,338	5,967	6,154	6,086
Less: Net income from noncontrolling interests	202	132	107	90	79
Wells Fargo net income	$4,610	6,206	5,860	6,064	6,007
Less: Preferred stock dividends and other	573	358	353	353	554
Wells Fargo net income applicable to common stock	$4,037	5,848	5,507	5,711	5,453
Per share information
Earnings per common share	$0.93	1.31	1.21	1.22	1.14
Diluted earnings per common share	0.92	1.30	1.20	1.21	1.13
Average common shares outstanding	4,358.5	4,469.4	4,551.5	4,665.8	4,784.0
Diluted average common shares outstanding	4,389.6	4,495.0	4,584.0	4,700.8	4,823.2

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2019	2018	Change	2019	2018	Change
Wells Fargo net income	$4,610	6,007	(23)%	$16,676	16,329	2%
Other comprehensive income (loss), before tax:
Debt securities:
Net unrealized gains (losses) arising during the period	652	(1,468)	NM	5,192	(5,528)	NM
Reclassification of net losses to net income	76	51	49	34	168	(80)
Derivative and hedging activities:
Net unrealized gains (losses) arising during the period	10	(24)	NM	32	(416)	NM
Reclassification of net losses to net income	75	79	(5)	233	216	8
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	—	—	—	(4)	6	NM
Amortization of net actuarial loss, settlements and other to net income	33	29	14	101	90	12
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(53)	(9)	489	3	(94)	NM
Other comprehensive income (loss), before tax	793	(1,342)	NM	5,591	(5,558)	NM
Income tax benefit (expense) related to other comprehensive income	(208)	330	NM	(1,375)	1,346	NM
Other comprehensive income (loss), net of tax	585	(1,012)	NM	4,216	(4,212)	NM
Less: Other comprehensive loss from noncontrolling interests	—	—	—	—	(1)	(100)
Wells Fargo other comprehensive income (loss), net of tax	585	(1,012)	NM	4,216	(4,211)	NM
Wells Fargo comprehensive income	5,195	4,995	4	20,892	12,118	72
Comprehensive income from noncontrolling interests	202	79	156	441	392	13
Total comprehensive income	$5,397	5,074	6	$21,333	12,510	71
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Balance, beginning of period	$200,037	198,733	197,066	199,679	206,069
Cumulative effect from change in accounting policies (1)	—	—	(11)	—	—
Wells Fargo net income	4,610	6,206	5,860	6,064	6,007
Wells Fargo other comprehensive income (loss), net of tax	585	1,458	2,173	537	(1,012)
Noncontrolling interests	117	94	1	(38)	57
Common stock issued	278	399	1,139	239	156
Common stock repurchased	(7,448)	(4,898)	(4,820)	(7,299)	(7,382)
Preferred stock redeemed (2)	(1,550)	—	—	—	(2,150)
Preferred stock released by ESOP	142	193	—	268	260
Common stock warrants repurchased/exercised	—	—	—	(131)	(36)
Common stock dividends	(2,230)	(2,015)	(2,054)	(2,016)	(2,062)
Preferred stock dividends	(353)	(358)	(353)	(353)	(399)
Stock incentive compensation expense	262	247	544	144	202
Net change in deferred compensation and related plans	(34)	(22)	(812)	(28)	(31)
Balance, end of period	$194,416	200,037	198,733	197,066	199,679

(1)
Effective January 1, 2019, we adopted ASU 2016-02 – Leases (Topic 842) and subsequent related Updates and ASU 2017-08 – Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities.

(2)	Represents the impact of the partial redemption of preferred stock, Series K, in third quarter 2019, and the redemption of preferred stock, Series J, in third quarter 2018.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,
	2019			2018
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$134,017	2.14%	$723	148,565	1.93%	$721
Federal funds sold and securities purchased under resale agreements	105,919	2.24	599	79,931	1.93	390
Debt securities (3):
Trading debt securities	94,737	3.35	794	84,481	3.45	730
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	16,040	2.14	87	6,421	1.65	27
Securities of U.S. states and political subdivisions	43,305	3.78	409	46,615	3.76	438
Mortgage-backed securities:
Federal agencies	154,134	2.77	1,066	155,525	2.77	1,079
Residential and commercial	5,175	4.02	52	7,318	4.68	85
Total mortgage-backed securities	159,309	2.81	1,118	162,843	2.86	1,164
Other debt securities	42,435	4.12	440	46,353	4.39	512
Total available-for-sale debt securities	261,089	3.14	2,054	262,232	3.26	2,141
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,770	2.18	247	44,739	2.18	246
Securities of U.S. states and political subdivisions	8,688	4.01	87	6,251	4.33	68
Federal agency and other mortgage-backed securities	95,434	2.54	606	95,298	2.27	539
Other debt securities	50	3.58	—	106	5.61	2
Total held-to-maturity debt securities	148,942	2.52	940	146,394	2.33	855
Total debt securities	504,768	3.00	3,788	493,107	3.02	3,726
Mortgage loans held for sale (4)	22,743	4.08	232	19,343	4.33	210
Loans held for sale (4)	1,964	4.17	20	2,619	5.28	35
Commercial loans:
Commercial and industrial - U.S.	284,278	4.21	3,015	273,814	4.22	2,915
Commercial and industrial - Non U.S.	64,016	3.67	593	60,884	3.63	556
Real estate mortgage	121,819	4.36	1,338	121,284	4.35	1,329
Real estate construction	20,686	5.13	267	23,276	5.05	296
Lease financing	19,266	4.34	209	19,512	4.69	229
Total commercial loans	510,065	4.22	5,422	498,770	4.24	5,325
Consumer loans:
Real estate 1-4 family first mortgage	288,383	3.74	2,699	284,133	4.07	2,891
Real estate 1-4 family junior lien mortgage	31,454	5.66	448	35,863	5.50	496
Credit card	39,204	12.55	1,240	36,893	12.77	1,187
Automobile	46,286	5.13	599	46,963	5.20	616
Other revolving credit and installment	34,368	6.95	601	36,840	6.78	630
Total consumer loans	439,695	5.06	5,587	440,692	5.26	5,820
Total loans (4)	949,760	4.61	11,009	939,462	4.72	11,145
Equity securities	37,075	2.68	249	37,902	2.98	283
Other	6,695	1.77	30	4,702	1.47	16
Total earning assets	$1,762,941	3.76%	$16,650	1,725,631	3.81%	$16,526
Funding sources
Deposits:
Interest-bearing checking	$59,310	1.39%	$208	51,177	1.01%	$131
Market rate and other savings	711,334	0.66	1,182	693,937	0.35	614
Savings certificates	32,751	1.72	142	20,586	0.62	32
Other time deposits	91,820	2.42	561	87,752	2.35	519
Deposits in foreign offices	51,709	1.77	231	53,933	1.50	203
Total interest-bearing deposits	946,924	0.97	2,324	907,385	0.66	1,499
Short-term borrowings	121,842	2.07	635	105,472	1.74	463
Long-term debt	229,689	3.09	1,780	220,654	3.02	1,667
Other liabilities	26,173	2.06	135	27,108	2.40	164
Total interest-bearing liabilities	1,324,628	1.46	4,874	1,260,619	1.20	3,793
Portion of noninterest-bearing funding sources	438,313	—	—	465,012	—	—
Total funding sources	$1,762,941	1.10	4,874	1,725,631	0.87	3,793
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.66%	$11,776		2.94%	$12,733
Noninterest-earning assets
Cash and due from banks	$19,199			18,356
Goodwill	26,413			26,429
Other	118,862			105,867
Total noninterest-earning assets	$164,474			150,652
Noninterest-bearing funding sources
Deposits	$344,451			358,993
Other liabilities	58,241			53,845
Total equity	200,095			202,826
Noninterest-bearing funding sources used to fund earning assets	(438,313)			(465,012)
Net noninterest-bearing funding sources	$164,474			150,652
Total assets	$1,927,415			1,876,283

(1)
Our average prime rate was 5.31% and 5.01% for the quarters ended September 30, 2019 and 2018, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.20% and 2.34% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $151 million and $161 million for the quarters ended September 30, 2019 and 2018, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
	2019			2018
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks	$138,591	2.27%	$2,352	158,480	1.71%	$2,029
Federal funds sold and securities purchased under resale agreements	95,945	2.36	1,692	79,368	1.69	1,005
Debt securities (3):
Trading debt securities	90,229	3.46	2,338	81,307	3.38	2,062
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	15,178	2.17	246	6,424	1.66	80
Securities of U.S. states and political subdivisions	45,787	3.95	1,355	47,974	3.68	1,323
Mortgage-backed securities:
Federal agencies	151,806	2.95	3,359	156,298	2.75	3,220
Residential and commercial	5,571	4.12	172	8,140	4.54	277
Total mortgage-backed securities	157,377	2.99	3,531	164,438	2.84	3,497
Other debt securities	44,746	4.33	1,451	47,146	4.14	1,462
Total available-for-sale debt securities	263,088	3.34	6,583	265,982	3.19	6,362
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,762	2.19	734	44,731	2.19	733
Securities of U.S. states and political subdivisions	7,277	4.03	220	6,255	4.34	204
Federal agency and other mortgage-backed securities	95,646	2.64	1,894	93,699	2.32	1,632
Other debt securities	56	3.81	1	460	4.02	14
Total held-to-maturity debt securities	147,741	2.57	2,849	145,145	2.38	2,583
Total debt securities	501,058	3.13	11,770	492,434	2.98	11,007
Mortgage loans held for sale (4)	18,401	4.20	579	18,849	4.15	587
Loans held for sale (4)	1,823	4.72	64	2,706	5.28	107
Commercial loans:
Commercial and industrial - U.S.	285,305	4.39	9,360	273,711	4.08	8,350
Commercial and industrial - Non U.S.	63,252	3.82	1,808	60,274	3.46	1,559
Real estate mortgage	121,703	4.51	4,101	123,804	4.22	3,910
Real estate construction	21,557	5.31	856	23,783	4.82	857
Lease financing	19,262	4.56	659	19,349	4.82	700
Total commercial loans	511,079	4.39	16,784	500,921	4.10	15,376
Consumer loans:
Real estate 1-4 family first mortgage	286,600	3.86	8,296	283,814	4.05	8,613
Real estate 1-4 family junior lien mortgage	32,610	5.72	1,397	37,308	5.31	1,484
Credit card	38,517	12.69	3,656	36,416	12.73	3,467
Automobile	45,438	5.18	1,762	48,983	5.18	1,899
Other revolving credit and installment	34,832	7.07	1,841	37,371	6.62	1,851
Total consumer loans	437,997	5.17	16,952	443,892	5.21	17,314
Total loans (4)	949,076	4.75	33,736	944,813	4.62	32,690
Equity securities	35,139	2.65	697	38,322	2.57	738
Other	5,275	1.73	68	5,408	1.38	56
Total earning assets	$1,745,308	3.90%	$50,958	1,740,380	3.70%	$48,219
Funding sources
Deposits:
Interest-bearing checking	$57,715	1.42%	$615	66,364	0.89%	$441
Market rate and other savings	696,943	0.58	3,038	683,279	0.28	1,416
Savings certificates	29,562	1.56	344	20,214	0.46	70
Other time deposits	95,490	2.57	1,836	82,175	2.16	1,331
Deposits in foreign offices	52,995	1.84	730	66,590	1.20	599
Total interest-bearing deposits	932,705	0.94	6,563	918,622	0.56	3,857
Short-term borrowings	115,131	2.18	1,878	103,696	1.51	1,173
Long-term debt	233,186	3.21	5,607	223,485	2.93	4,901
Other liabilities	25,263	2.17	410	27,743	2.14	446
Total interest-bearing liabilities	1,306,285	1.48	14,458	1,273,546	1.09	10,377
Portion of noninterest-bearing funding sources	439,023	—	—	466,834	—	—
Total funding sources	$1,745,308	1.11	14,458	1,740,380	0.80	10,377
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.79%	$36,500		2.90%	$37,842
Noninterest-earning assets
Cash and due from banks	$19,428			18,604
Goodwill	26,416			26,463
Other	112,721			106,762
Total noninterest-earning assets	$158,565			151,829
Noninterest-bearing funding sources
Deposits	$341,541			359,563
Other liabilities	56,664			54,088
Total equity	199,383			205,012
Noninterest-bearing funding sources used to fund earning assets	(439,023)			(466,834)
Net noninterest-bearing funding sources	$158,565			151,829
Total assets	$1,903,873			1,892,209

(1)
Our average prime rate was 5.43% and 4.78% for first nine months of 2019 and 2018, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.46% and 2.20% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $469 million and $491 million for the first nine months of 2019 and 2018, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 21% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Sep 30, 2019		Jun 30, 2019		Mar 31, 2019		Dec 31, 2018		Sep 30, 2018
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks	$134.0	2.14%	$141.0	2.33%	$140.8	2.33%	$150.1	2.18%	$148.6	1.93%
Federal funds sold and securities purchased under resale agreements	105.9	2.24	98.1	2.44	83.5	2.40	76.1	2.22	79.9	1.93
Debt securities (3):
Trading debt securities	94.7	3.35	86.5	3.45	89.4	3.58	90.1	3.52	84.5	3.45
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	16.0	2.14	15.4	2.21	14.1	2.14	7.2	1.80	6.4	1.65
Securities of U.S. states and political subdivisions	43.3	3.78	45.8	4.02	48.3	4.02	47.6	4.05	46.6	3.76
Mortgage-backed securities:
Federal agencies	154.1	2.77	149.8	2.99	151.5	3.10	155.3	2.91	155.5	2.77
Residential and commercial	5.2	4.02	5.6	4.02	6.0	4.31	6.7	4.87	7.3	4.68
Total mortgage-backed securities	159.3	2.81	155.4	3.03	157.5	3.14	162.0	2.99	162.8	2.86
Other debt securities	42.5	4.12	45.0	4.40	46.8	4.46	46.1	4.46	46.4	4.39
Total available-for-sale debt securities	261.1	3.14	261.6	3.39	266.7	3.48	262.9	3.41	262.2	3.26
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44.8	2.18	44.8	2.19	44.7	2.20	44.7	2.19	44.7	2.18
Securities of U.S. states and political subdivisions	8.7	4.01	7.0	4.06	6.2	4.03	6.2	4.34	6.3	4.33
Federal agency and other mortgage-backed securities	95.4	2.54	95.4	2.64	95.9	2.74	95.8	2.46	95.3	2.27
Other debt securities	0.1	3.58	0.1	3.86	0.1	3.96	0.1	3.65	0.1	5.61
Total held-to-maturity debt securities	149.0	2.52	147.3	2.57	146.9	2.63	146.8	2.46	146.4	2.33
Total debt securities	504.8	3.00	495.4	3.16	503.0	3.25	499.8	3.15	493.1	3.02
Mortgage loans held for sale	22.7	4.08	18.5	4.22	13.9	4.37	17.0	4.46	19.3	4.33
Loans held for sale	2.0	4.17	1.6	4.80	1.9	5.25	2.0	6.69	2.6	5.28
Commercial loans:
Commercial and industrial - U.S.	284.3	4.21	285.1	4.47	286.6	4.48	281.4	4.40	273.8	4.22
Commercial and industrial - Non U.S.	64.0	3.67	62.9	3.90	62.8	3.90	62.0	3.73	60.9	3.63
Real estate mortgage	121.8	4.36	121.9	4.58	121.4	4.58	120.4	4.51	121.3	4.35
Real estate construction	20.7	5.13	21.6	5.36	22.4	5.43	23.1	5.32	23.3	5.05
Lease financing	19.3	4.34	19.1	4.71	19.4	4.61	19.5	4.48	19.5	4.69
Total commercial loans	510.1	4.22	510.6	4.47	512.6	4.48	506.4	4.39	498.8	4.24
Consumer loans:
Real estate 1-4 family first mortgage	288.4	3.74	286.2	3.88	285.2	3.96	285.3	4.02	284.1	4.07
Real estate 1-4 family junior lien mortgage	31.5	5.66	32.6	5.75	33.8	5.75	34.8	5.60	35.9	5.50
Credit card	39.2	12.55	38.2	12.65	38.2	12.88	37.9	12.69	36.9	12.77
Automobile	46.3	5.13	45.2	5.23	44.8	5.19	45.5	5.16	47.0	5.20
Other revolving credit and installment	34.3	6.95	34.7	7.12	35.4	7.14	36.4	6.95	36.8	6.78
Total consumer loans	439.7	5.06	436.9	5.18	437.4	5.26	439.9	5.25	440.7	5.26
Total loans	949.8	4.61	947.5	4.80	950.0	4.84	946.3	4.79	939.5	4.72
Equity securities	37.1	2.68	35.2	2.70	33.1	2.56	37.4	2.79	37.9	2.98
Other	6.6	1.77	4.7	1.76	4.4	1.63	4.2	1.78	4.7	1.47
Total earning assets	$1,762.9	3.76%	$1,742.0	3.94%	$1,730.6	4.00%	$1,732.9	3.93%	$1,725.6	3.81%
Funding sources
Deposits:
Interest-bearing checking	$59.3	1.39%	$57.5	1.46%	$56.3	1.42%	$54.0	1.21%	$51.2	1.01%
Market rate and other savings	711.3	0.66	690.7	0.59	688.6	0.50	689.6	0.43	693.9	0.35
Savings certificates	32.8	1.72	30.6	1.62	25.2	1.26	22.0	0.87	20.6	0.62
Other time deposits	91.8	2.42	96.9	2.61	97.8	2.67	92.6	2.46	87.8	2.35
Deposits in foreign offices	51.7	1.77	51.9	1.86	55.4	1.89	56.1	1.66	53.9	1.50
Total interest-bearing deposits	946.9	0.97	927.6	0.96	923.3	0.89	914.3	0.77	907.4	0.66
Short-term borrowings	121.8	2.07	114.8	2.26	108.6	2.23	106.0	2.04	105.5	1.74
Long-term debt	229.7	3.09	236.7	3.21	233.2	3.32	226.6	3.17	220.7	3.02
Other liabilities	26.2	2.06	24.3	2.18	25.3	2.28	27.4	2.41	27.0	2.40
Total interest-bearing liabilities	1,324.6	1.46	1,303.4	1.50	1,290.4	1.47	1,274.3	1.34	1,260.6	1.20
Portion of noninterest-bearing funding sources	438.3	—	438.6	—	440.2	—	458.6	—	465.0	—
Total funding sources	$1,762.9	1.10	$1,742.0	1.12	$1,730.6	1.09	$1,732.9	0.99	$1,725.6	0.87
Net interest margin on a taxable-equivalent basis		2.66%		2.82%		2.91%		2.94%		2.94%
Noninterest-earning assets
Cash and due from banks	$19.2		19.5		19.6		19.3		18.4
Goodwill	26.4		26.4		26.4		26.4		26.4
Other	118.9		112.7		106.5		100.4		105.9
Total noninterest-earnings assets	$164.5		158.6		152.5		146.1		150.7
Noninterest-bearing funding sources
Deposits	$344.5		341.4		338.8		354.6		359.0
Other liabilities	58.2		56.1		55.6		51.7		53.9
Total equity	200.1		199.7		198.3		198.4		202.8
Noninterest-bearing funding sources used to fund earning assets	(438.3)		(438.6)		(440.2)		(458.6)		(465.0)
Net noninterest-bearing funding sources	$164.5		158.6		152.5		146.1		150.7
Total assets	$1,927.4		1,900.6		1,883.1		1,879.0		1,876.3

(1)
Our average prime rate was 5.31% for the quarter ended September 30, 2019, 5.50% for the quarters ended June 30 and March 31, 2019, 5.28% for the quarter ended December 31, 2018, and 5.01% for the quarter ended September 30, 2018. The average three-month London Interbank Offered Rate (LIBOR) was 2.20%, 2.51%, 2.69%, 2.62% and 2.34% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2019	2018	Change	2019	2018	Change
Service charges on deposit accounts	$1,219	1,204	1%	$3,519	3,540	(1)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,346	2,334	1	6,857	7,091	(3)
Trust and investment management	729	835	(13)	2,310	2,520	(8)
Investment banking	484	462	5	1,333	1,378	(3)
Total trust and investment fees	3,559	3,631	(2)	10,500	10,989	(4)
Card fees	1,027	1,017	1	2,996	2,926	2
Other fees:
Lending related charges and fees (1)	349	370	(6)	1,045	1,126	(7)
Cash network fees	118	121	(2)	344	367	(6)
Commercial real estate brokerage commissions	170	129	32	356	323	10
Wire transfer and other remittance fees	121	120	1	355	357	(1)
All other fees	100	110	(9)	328	323	2
Total other fees	858	850	1	2,428	2,496	(3)
Mortgage banking:
Servicing income, net	(142)	390	NM	499	1,264	(61)
Net gains on mortgage loan origination/sales activities	608	456	33	1,433	1,286	11
Total mortgage banking	466	846	(45)	1,932	2,550	(24)
Insurance	91	104	(13)	280	320	(13)
Net gains from trading activities	276	158	75	862	592	46
Net gains on debt securities	3	57	(95)	148	99	49
Net gains from equity securities	956	416	130	2,392	1,494	60
Lease income	402	453	(11)	1,269	1,351	(6)
Life insurance investment income	173	167	4	499	493	1
All other	1,355	466	191	2,347	1,227	91
Total	$10,385	9,369	11	$29,172	28,077	4
NM - Not meaningful

(1)	Represents combined amount of previously reported "Charges and fees on loans" and "Letters of credit fees".

NONINTEREST EXPENSE

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2019	2018	Change	2019	2018	Change
Salaries	$4,695	4,461	5%	$13,661	13,289	3%
Commission and incentive compensation	2,735	2,427	13	8,177	7,837	4
Employee benefits	1,164	1,377	(15)	4,438	4,220	5
Equipment	693	634	9	1,961	1,801	9
Net occupancy (1)	760	718	6	2,196	2,153	2
Core deposit and other intangibles	27	264	(90)	82	794	(90)
FDIC and other deposit assessments	93	336	(72)	396	957	(59)
Outside professional services	823	761	8	2,322	2,463	(6)
Contract services	649	593	9	1,836	1,576	16
Operating losses	1,920	605	217	2,405	2,692	(11)
Leases (2)	272	311	(13)	869	942	(8)
Advertising and promotion	266	223	19	832	603	38
Outside data processing	167	166	1	509	492	3
Travel and entertainment	139	141	(1)	449	450	—
Postage, stationery and supplies	117	120	(3)	358	383	(7)
Telecommunications	91	90	1	275	270	2
Foreclosed assets	52	59	(12)	124	141	(12)
Insurance	25	26	(4)	75	76	(1)
All other	511	451	13	1,599	1,648	(3)
Total	$15,199	13,763	10	$42,564	42,787	(1)

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Service charges on deposit accounts	$1,219	1,206	1,094	1,176	1,204
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,346	2,318	2,193	2,345	2,334
Trust and investment management	729	795	786	796	835
Investment banking	484	455	394	379	462
Total trust and investment fees	3,559	3,568	3,373	3,520	3,631
Card fees	1,027	1,025	944	981	1,017
Other fees:
Lending related charges and fees (1)	349	349	347	400	370
Cash network fees	118	117	109	114	121
Commercial real estate brokerage commissions	170	105	81	145	129
Wire transfer and other remittance fees	121	121	113	120	120
All other fees	100	108	120	109	110
Total other fees	858	800	770	888	850
Mortgage banking:
Servicing income, net	(142)	277	364	109	390
Net gains on mortgage loan origination/sales activities	608	481	344	358	456
Total mortgage banking	466	758	708	467	846
Insurance	91	93	96	109	104
Net gains from trading activities	276	229	357	10	158
Net gains on debt securities	3	20	125	9	57
Net gains from equity securities	956	622	814	21	416
Lease income	402	424	443	402	453
Life insurance investment income	173	167	159	158	167
All other	1,355	577	415	595	466
Total	$10,385	9,489	9,298	8,336	9,369

(1)	Represents combined amount of previously reported "Charges and fees on loans" and "Letters of credit fees".

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Salaries	$4,695	4,541	4,425	4,545	4,461
Commission and incentive compensation	2,735	2,597	2,845	2,427	2,427
Employee benefits	1,164	1,336	1,938	706	1,377
Equipment	693	607	661	643	634
Net occupancy (1)	760	719	717	735	718
Core deposit and other intangibles	27	27	28	264	264
FDIC and other deposit assessments	93	144	159	153	336
Outside professional services	823	821	678	843	761
Contract services	649	624	563	616	593
Operating losses	1,920	247	238	432	605
Leases (2)	272	311	286	392	311
Advertising and promotion	266	329	237	254	223
Outside data processing	167	175	167	168	166
Travel and entertainment	139	163	147	168	141
Postage, stationery and supplies	117	119	122	132	120
Telecommunications	91	93	91	91	90
Foreclosed assets	52	35	37	47	59
Insurance	25	25	25	25	26
All other	511	536	552	698	451
Total	$15,199	13,449	13,916	13,339	13,763

(1)	Represents expenses for both leased and owned properties.

(2)	Represents expenses for assets we lease to customers.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER DEFERRED COMPENSATION PLAN INVESTMENT RESULTS

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Net interest income	$13	18	13	23	14
Net gains (losses) from equity securities	(4)	87	345	(452)	118
Total revenue (losses) from deferred compensation plan investments	9	105	358	(429)	132
Employee benefits expense (1)	5	114	357	(428)	129
Income (loss) before income tax expense	$4	(9)	1	(1)	3

(1)	Represents change in deferred compensation plan liability.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sep 30, 2019	Dec 31, 2018	% Change
Assets
Cash and due from banks	$22,401	23,551	(5)%
Interest-earning deposits with banks	126,330	149,736	(16)
Total cash, cash equivalents, and restricted cash	148,731	173,287	(14)
Federal funds sold and securities purchased under resale agreements	103,051	80,207	28
Debt securities:
Trading, at fair value	79,113	69,989	13
Available-for-sale, at fair value	271,236	269,912	—
Held-to-maturity, at cost	153,179	144,788	6
Mortgage loans held for sale	25,448	15,126	68
Loans held for sale	1,532	2,041	(25)
Loans	954,915	953,110	—
Allowance for loan losses	(9,715)	(9,775)	(1)
Net loans	945,200	943,335	—
Mortgage servicing rights:
Measured at fair value	11,072	14,649	(24)
Amortized	1,397	1,443	(3)
Premises and equipment, net	9,315	8,920	4
Goodwill	26,388	26,418	—
Derivative assets	14,680	10,770	36
Equity securities	63,884	55,148	16
Other assets	89,724	79,850	12
Total assets	$1,943,950	1,895,883	3
Liabilities
Noninterest-bearing deposits	$355,259	349,534	2
Interest-bearing deposits	953,236	936,636	2
Total deposits	1,308,495	1,286,170	2
Short-term borrowings	123,908	105,787	17
Derivative liabilities	9,948	8,499	17
Accrued expenses and other liabilities	76,532	69,317	10
Long-term debt	230,651	229,044	1
Total liabilities	1,749,534	1,698,817	3
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,549	23,214	(7)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,866	60,685	—
Retained earnings	166,320	158,163	5
Cumulative other comprehensive income (loss)	(1,639)	(6,336)	(74)
Treasury stock – 1,212,669,670 shares and 900,557,866 shares	(61,785)	(47,194)	31
Unearned ESOP shares	(1,143)	(1,502)	(24)
Total Wells Fargo stockholders’ equity	193,304	196,166	(1)
Noncontrolling interests	1,112	900	24
Total equity	194,416	197,066	(1)
Total liabilities and equity	$1,943,950	1,895,883	3

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Assets
Cash and due from banks	$22,401	20,880	20,650	23,551	18,791
Interest-earning deposits with banks	126,330	143,547	128,318	149,736	140,732
Total cash, cash equivalents, and restricted cash	148,731	164,427	148,968	173,287	159,523
Federal funds sold and securities purchased under resale agreements	103,051	112,119	98,621	80,207	83,471
Debt securities:
Trading, at fair value	79,113	70,208	70,378	69,989	65,188
Available-for-sale, at fair value	271,236	265,983	268,099	269,912	262,964
Held-to-maturity, at cost	153,179	145,876	144,990	144,788	144,131
Mortgage loans held for sale	25,448	22,998	15,016	15,126	19,225
Loans held for sale	1,532	1,181	1,018	2,041	1,765
Loans	954,915	949,878	948,249	953,110	942,300
Allowance for loan losses	(9,715)	(9,692)	(9,900)	(9,775)	(10,021)
Net loans	945,200	940,186	938,349	943,335	932,279
Mortgage servicing rights:
Measured at fair value	11,072	12,096	13,336	14,649	15,980
Amortized	1,397	1,407	1,427	1,443	1,414
Premises and equipment, net	9,315	9,435	8,825	8,920	8,802
Goodwill	26,388	26,415	26,420	26,418	26,425
Derivative assets	14,680	13,162	11,238	10,770	11,811
Equity securities	63,884	61,537	58,440	55,148	61,755
Other assets	89,724	76,358	82,667	79,850	78,248
Total assets	$1,943,950	1,923,388	1,887,792	1,895,883	1,872,981
Liabilities
Noninterest-bearing deposits	$355,259	340,813	341,399	349,534	352,869
Interest-bearing deposits	953,236	947,613	922,614	936,636	913,725
Total deposits	1,308,495	1,288,426	1,264,013	1,286,170	1,266,594
Short-term borrowings	123,908	115,344	106,597	105,787	105,451
Derivative liabilities	9,948	8,399	7,393	8,499	8,586
Accrued expenses and other liabilities	76,532	69,706	74,717	69,317	71,348
Long-term debt	230,651	241,476	236,339	229,044	221,323
Total liabilities	1,749,534	1,723,351	1,689,059	1,698,817	1,673,302
Equity
Wells Fargo stockholders’ equity:
Preferred stock	21,549	23,021	23,214	23,214	23,482
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,866	60,625	60,409	60,685	60,738
Retained earnings	166,320	164,551	160,776	158,163	154,576
Cumulative other comprehensive income (loss)	(1,639)	(2,224)	(3,682)	(6,336)	(6,873)
Treasury stock	(61,785)	(54,775)	(50,519)	(47,194)	(40,538)
Unearned ESOP shares	(1,143)	(1,292)	(1,502)	(1,502)	(1,780)
Total Wells Fargo stockholders’ equity	193,304	199,042	197,832	196,166	198,741
Noncontrolling interests	1,112	995	901	900	938
Total equity	194,416	200,037	198,733	197,066	199,679
Total liabilities and equity	$1,943,950	1,923,388	1,887,792	1,895,883	1,872,981

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Trading assets
Debt securities	$79,113	70,208	70,378	69,989	65,188
Equity securities	24,436	23,327	20,933	19,449	26,138
Loans held for sale	1,501	1,118	998	1,469	1,266
Gross trading derivative assets	39,926	34,683	30,002	29,216	30,302
Netting (1)	(26,414)	(22,827)	(20,809)	(19,807)	(19,188)
Total trading derivative assets	13,512	11,856	9,193	9,409	11,114
Total trading assets	118,562	106,509	101,502	100,316	103,706
Trading liabilities
Short sales	18,290	15,955	21,586	19,720	23,992
Gross trading derivative liabilities	38,308	33,458	28,994	28,717	29,268
Netting (1)	(29,708)	(26,417)	(22,810)	(21,178)	(21,842)
Total trading derivative liabilities	8,600	7,041	6,184	7,539	7,426
Total trading liabilities	$26,890	22,996	27,770	27,259	31,418

(1)	Represents balance sheet netting for trading derivative asset and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Trading debt securities	$79,113	70,208	70,378	69,989	65,188
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	16,549	15,319	15,106	13,348	6,187
Securities of U.S. states and political subdivisions	40,503	45,095	49,700	49,264	48,216
Mortgage-backed securities:
Federal agencies	167,535	155,858	150,663	153,203	153,511
Residential and commercial	5,079	5,443	5,828	7,000	6,939
Total mortgage-backed securities	172,614	161,301	156,491	160,203	160,450
Other debt securities	41,570	44,268	46,802	47,097	48,111
Total available-for-sale debt securities	271,236	265,983	268,099	269,912	262,964
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,774	44,766	44,758	44,751	44,743
Securities of U.S. states and political subdivisions	12,719	7,948	6,163	6,286	6,293
Federal agency and other mortgage-backed securities (1)	95,637	93,105	94,009	93,685	93,020
Other debt securities	49	57	60	66	75
Total held-to-maturity debt securities	153,179	145,876	144,990	144,788	144,131
Total debt securities	$503,528	482,067	483,467	484,689	472,283

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Held for trading at fair value:
Marketable equity securities	$24,436	23,327	20,933	19,449	26,138
Not held for trading:
Fair value:
Marketable equity securities (1)	6,639	5,379	5,135	4,513	5,705
Nonmarketable equity securities	7,293	7,244	6,518	5,594	6,479
Total equity securities at fair value	13,932	12,623	11,653	10,107	12,184
Equity method:
Low-income housing tax credit investments	11,068	11,162	10,925	10,999	10,453
Private equity	3,425	3,352	3,890	3,832	3,838
Tax-advantaged renewable energy	3,143	3,051	3,041	3,073	1,967
New market tax credit and other	390	294	305	311	259
Total equity method	18,026	17,859	18,161	18,215	16,517
Other:
Federal Reserve Bank stock and other at cost (2)	5,021	5,622	5,732	5,643	5,467
Private equity (3)	2,469	2,106	1,961	1,734	1,449
Total equity securities not held for trading	39,448	38,210	37,507	35,699	35,617
Total equity securities	$63,884	61,537	58,440	55,148	61,755

(1)
Includes $3.5 billion, $3.5 billion, $3.5 billion, $3.2 billion and $3.6 billion at September 30, June 30 and March 31, 2019, and December 31 and September 30, 2018, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $5.0 billion, $5.6 billion, $5.7 billion, $5.6 billion and $5.4 billion at September 30, June 30 and March 31, 2019, and December 31 and September 30, 2018, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(3)	Represents nonmarketable equity securities for which we have elected to account for the security under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Commercial:
Commercial and industrial	$350,875	348,846	349,134	350,199	338,048
Real estate mortgage	121,936	123,008	122,113	121,014	120,403
Real estate construction	19,921	21,067	21,857	22,496	23,690
Lease financing	19,600	19,324	19,122	19,696	19,745
Total commercial	512,332	512,245	512,226	513,405	501,886
Consumer:
Real estate 1-4 family first mortgage	290,604	286,427	284,545	285,065	284,273
Real estate 1-4 family junior lien mortgage	30,838	32,068	33,099	34,398	35,330
Credit card	39,629	38,820	38,279	39,025	37,812
Automobile	46,738	45,664	44,913	45,069	46,075
Other revolving credit and installment	34,774	34,654	35,187	36,148	36,924
Total consumer	442,583	437,633	436,023	439,705	440,414
Total loans (1)	$954,915	949,878	948,249	953,110	942,300

(1)
Includes $607 million, $1.2 billion, $3.2 billion, $5.0 billion, and $6.9 billion of purchased credit-impaired (PCI) loans at September 30, June 30, and March 31, 2019, and December 31, and September 30, 2018, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Commercial foreign loans:
Commercial and industrial	$64,418	63,296	63,158	62,564	61,696
Real estate mortgage	7,056	6,801	7,049	6,731	6,891
Real estate construction	1,262	1,287	1,138	1,011	726
Lease financing	1,197	1,215	1,167	1,159	1,187
Total commercial foreign loans	$73,933	72,599	72,512	71,465	70,500

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,539	1,634	1,986	1,486	1,555
Real estate mortgage	669	737	699	580	603
Real estate construction	32	36	36	32	44
Lease financing	72	63	76	90	96
Total commercial	2,312	2,470	2,797	2,188	2,298
Consumer:
Real estate 1-4 family first mortgage	2,261	2,425	3,026	3,183	3,267
Real estate 1-4 family junior lien mortgage	819	868	916	945	983
Automobile	110	115	116	130	118
Other revolving credit and installment	43	44	50	50	48
Total consumer	3,233	3,452	4,108	4,308	4,416
Total nonaccrual loans (1)(2)(3)	$5,545	5,922	6,905	6,496	6,714
As a percentage of total loans	0.58%	0.62	0.73	0.68	0.71
Foreclosed assets:
Government insured/guaranteed	$59	68	75	88	87
Non-government insured/guaranteed	378	309	361	363	435
Total foreclosed assets	437	377	436	451	522
Total nonperforming assets	$5,982	6,299	7,341	6,947	7,236
As a percentage of total loans	0.63%	0.66	0.77	0.73	0.77

(1)
Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale (MLHFS), loans held for sale (LHFS) and loans held at fair value of $339 million at September 30, 2018.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING (1)

(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Total (excluding PCI)(2):	$7,130	7,258	7,870	8,704	8,838
Less: FHA insured/VA guaranteed (3)	6,308	6,478	6,996	7,725	7,906
Total, not government insured/guaranteed	$822	780	874	979	932
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$6	17	42	43	42
Real estate mortgage	28	24	20	51	56
Real estate construction	—	—	5	—	—
Total commercial	34	41	67	94	98
Consumer:
Real estate 1-4 family first mortgage	100	108	117	124	128
Real estate 1-4 family junior lien mortgage	35	27	28	32	32
Credit card	491	449	502	513	460
Automobile	75	63	68	114	108
Other revolving credit and installment	87	92	92	102	106
Total consumer	788	739	807	885	834
Total, not government insured/guaranteed	$822	780	874	979	932

(1)
Financial information for periods prior to December 31, 2018 has been revised to exclude MLHFS, LHFS and loans held at fair value, which reduced “Total, not government insured/guaranteed” by $1 million at September 30, 2018.

(2)	PCI loans totaled $119 million, $156 million, $243 million, $370 million and $567 million, at September 30, June 30 and March 31, 2019, and December 31 and September 30, 2018, respectively.

(3)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended September 30,		Nine months ended September 30,
(in millions)	2019	2018	2019	2018
Balance, beginning of period	$10,603	11,110	10,707	11,960
Provision for credit losses	695	580	2,043	1,223
Interest income on certain impaired loans (1)	(34)	(42)	(112)	(128)
Loan charge-offs:
Commercial:
Commercial and industrial	(209)	(209)	(590)	(507)
Real estate mortgage	(2)	(9)	(28)	(30)
Real estate construction	—	—	(1)	—
Lease financing	(12)	(15)	(35)	(52)
Total commercial	(223)	(233)	(654)	(589)
Consumer:
Real estate 1-4 family first mortgage	(31)	(45)	(101)	(141)
Real estate 1-4 family junior lien mortgage	(27)	(47)	(90)	(141)
Credit card	(404)	(376)	(1,278)	(1,185)
Automobile	(156)	(214)	(485)	(730)
Other revolving credit and installment	(168)	(161)	(497)	(505)
Total consumer	(786)	(843)	(2,451)	(2,702)
Total loan charge-offs	(1,009)	(1,076)	(3,105)	(3,291)
Loan recoveries:
Commercial:
Commercial and industrial	62	61	151	216
Real estate mortgage	10	10	26	46
Real estate construction	8	2	13	12
Lease financing	4	8	15	18
Total commercial	84	81	205	292
Consumer:
Real estate 1-4 family first mortgage	36	70	148	207
Real estate 1-4 family junior lien mortgage	49	56	140	171
Credit card	85	77	258	231
Automobile	80	84	266	279
Other revolving credit and installment	30	28	95	88
Total consumer	280	315	907	976
Total loan recoveries	364	396	1,112	1,268
Net loan charge-offs	(645)	(680)	(1,993)	(2,023)
Other	(6)	(12)	(32)	(76)
Balance, end of period	$10,613	10,956	10,613	10,956
Components:
Allowance for loan losses	$9,715	10,021	9,715	10,021
Allowance for unfunded credit commitments	898	935	898	935
Allowance for credit losses	$10,613	10,956	10,613	10,956
Net loan charge-offs (annualized) as a percentage of average total loans	0.27%	0.29	0.28	0.29
Allowance for loan losses as a percentage of total loans	1.02	1.06	1.02	1.06
Allowance for credit losses as a percentage of total loans	1.11	1.16	1.11	1.16

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Balance, beginning of quarter	$10,603	10,821	10,707	10,956	11,110
Provision for credit losses	695	503	845	521	580
Interest income on certain impaired loans (1)	(34)	(39)	(39)	(38)	(42)
Loan charge-offs:
Commercial:
Commercial and industrial	(209)	(205)	(176)	(220)	(209)
Real estate mortgage	(2)	(14)	(12)	(12)	(9)
Real estate construction	—	—	(1)	—	—
Lease financing	(12)	(12)	(11)	(18)	(15)
Total commercial	(223)	(231)	(200)	(250)	(233)
Consumer:
Real estate 1-4 family first mortgage	(31)	(27)	(43)	(38)	(45)
Real estate 1-4 family junior lien mortgage	(27)	(29)	(34)	(38)	(47)
Credit card	(404)	(437)	(437)	(414)	(376)
Automobile	(156)	(142)	(187)	(217)	(214)
Other revolving credit and installment	(168)	(167)	(162)	(180)	(161)
Total consumer	(786)	(802)	(863)	(887)	(843)
Total loan charge-offs	(1,009)	(1,033)	(1,063)	(1,137)	(1,076)
Loan recoveries:
Commercial:
Commercial and industrial	62	46	43	88	61
Real estate mortgage	10	10	6	24	10
Real estate construction	8	2	3	1	2
Lease financing	4	8	3	5	8
Total commercial	84	66	55	118	81
Consumer:
Real estate 1-4 family first mortgage	36	57	55	60	70
Real estate 1-4 family junior lien mortgage	49	48	43	48	56
Credit card	85	88	85	76	77
Automobile	80	90	96	84	84
Other revolving credit and installment	30	31	34	30	28
Total consumer	280	314	313	298	315
Total loan recoveries	364	380	368	416	396
Net loan charge-offs	(645)	(653)	(695)	(721)	(680)
Other	(6)	(29)	3	(11)	(12)
Balance, end of quarter	$10,613	10,603	10,821	10,707	10,956
Components:
Allowance for loan losses	$9,715	9,692	9,900	9,775	10,021
Allowance for unfunded credit commitments	898	911	921	932	935
Allowance for credit losses	$10,613	10,603	10,821	10,707	10,956
Net loan charge-offs (annualized) as a percentage of average total loans	0.27%	0.28	0.30	0.30	0.29
Allowance for loan losses as a percentage of:
Total loans	1.02	1.02	1.04	1.03	1.06
Nonaccrual loans	175	164	143	150	149
Nonaccrual loans and other nonperforming assets	162	154	135	141	138
Allowance for credit losses as a percentage of:
Total loans	1.11	1.12	1.14	1.12	1.16
Nonaccrual loans	191	179	157	165	163
Nonaccrual loans and other nonperforming assets	177	168	147	154	151

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Tangible book value per common share (1):
Total equity		$194,416	200,037	198,733	197,066	199,679
Adjustments:
Preferred stock		(21,549)	(23,021)	(23,214)	(23,214)	(23,482)
Additional paid-in capital on ESOP preferred stock		(71)	(78)	(95)	(95)	(105)
Unearned ESOP shares		1,143	1,292	1,502	1,502	1,780
Noncontrolling interests		(1,112)	(995)	(901)	(900)	(938)
Total common stockholders' equity	(A)	172,827	177,235	176,025	174,359	176,934
Adjustments:
Goodwill		(26,388)	(26,415)	(26,420)	(26,418)	(26,425)
Certain identifiable intangible assets (other than MSRs)		(465)	(493)	(522)	(559)	(826)
Other assets (2)		(2,295)	(2,251)	(2,131)	(2,187)	(2,121)
Applicable deferred taxes (3)		802	788	771	785	829
Tangible common equity	(B)	$144,481	148,864	147,723	145,980	148,391
Common shares outstanding	(C)	4,269.1	4,419.6	4,511.9	4,581.3	4,711.6
Book value per common share	(A)/(C)	$40.48	40.10	39.01	38.06	37.55
Tangible book value per common share	(B)/(C)	33.84	33.68	32.74	31.86	31.49

		Quarter ended					Nine months ended
(in millions, except ratios)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$4,037	5,848	5,507	5,711	5,453	15,392	14,978
Average total equity		200,095	199,685	198,349	198,442	202,826	199,383	205,012
Adjustments:
Preferred stock		(22,325)	(23,023)	(23,214)	(23,463)	(24,219)	(22,851)	(25,459)
Additional paid-in capital on ESOP preferred stock		(78)	(78)	(95)	(105)	(115)	(84)	(132)
Unearned ESOP shares		1,290	1,294	1,502	1,761	2,026	1,361	2,292
Noncontrolling interests		(1,065)	(939)	(899)	(910)	(892)	(968)	(936)
Average common stockholders’ equity	(B)	177,917	176,939	175,643	175,725	179,626	176,841	180,777
Adjustments:
Goodwill		(26,413)	(26,415)	(26,420)	(26,423)	(26,429)	(26,416)	(26,463)
Certain identifiable intangible assets (other than MSRs)		(477)	(505)	(543)	(693)	(958)	(508)	(1,221)
Other assets (2)		(2,159)	(2,155)	(2,159)	(2,204)	(2,083)	(2,158)	(2,195)
Applicable deferred taxes (3)		797	780	784	800	845	787	889
Average tangible common equity	(C)	$149,665	148,644	147,305	147,205	151,001	148,546	151,787
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	9.00	13.26	12.71	12.89	12.04	11.64	11.08
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	10.70	15.78	15.16	15.39	14.33	13.85	13.19

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Total equity		$194.4	200.0	198.7	197.1	199.7
Adjustments:
Preferred stock		(21.5)	(23.0)	(23.2)	(23.2)	(23.5)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.1	1.3	1.5	1.5	1.8
Noncontrolling interests		(1.1)	(1.0)	(0.9)	(0.9)	(0.9)
Total common stockholders' equity		172.8	177.2	176.0	174.4	177.0
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)		(0.5)	(0.5)	(0.5)	(0.6)	(0.8)
Other assets (2)		(2.3)	(2.3)	(2.1)	(2.2)	(2.1)
Applicable deferred taxes (3)		0.8	0.8	0.8	0.8	0.8
Investment in certain subsidiaries and other		0.3	0.4	0.3	0.4	0.4
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	144.7	149.2	148.1	146.4	148.9
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,245.8	1,246.7	1,243.1	1,247.2	1,250.2
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	11.6%	12.0	11.9	11.7	11.9

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2019, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2019, and December 31 and September 30, 2018, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s September 30, 2019, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
Quarter ended Sep 30,
Net interest income (3)	$6,769	7,338	4,382	4,726	989	1,102	(515)	(594)	11,625	12,572
Provision (reversal of provision) for credit losses	608	547	92	26	3	6	(8)	1	695	580
Noninterest income	4,470	4,478	2,560	2,578	4,152	3,124	(797)	(811)	10,385	9,369
Noninterest expense	8,766	7,467	3,889	3,935	3,431	3,243	(887)	(882)	15,199	13,763
Income (loss) before income tax expense (benefit)	1,865	3,802	2,961	3,343	1,707	977	(417)	(524)	6,116	7,598
Income tax expense (benefit)	667	925	315	475	426	244	(104)	(132)	1,304	1,512
Net income (loss) before noncontrolling interests	1,198	2,877	2,646	2,868	1,281	733	(313)	(392)	4,812	6,086
Less: Net income from noncontrolling interests	199	61	2	17	1	1	—	—	202	79
Net income (loss)	$999	2,816	2,644	2,851	1,280	732	(313)	(392)	4,610	6,007

Average loans	$459.0	460.9	474.3	462.8	75.9	74.6	(59.4)	(58.8)	949.8	939.5
Average assets	1,033.9	1,024.9	869.2	827.2	84.7	83.8	(60.4)	(59.6)	1,927.4	1,876.3
Average deposits	789.7	760.9	422.0	413.6	142.4	159.8	(62.7)	(67.9)	1,291.4	1,266.4

Nine months ended Sep 30,
Net interest income (3)	$21,083	21,879	13,451	13,951	3,127	3,325	(1,630)	(1,804)	36,031	37,351
Provision (reversal of provision) for credit losses	1,797	1,249	254	(30)	6	(2)	(14)	6	2,043	1,223
Noninterest income	13,711	13,573	7,667	7,829	10,143	9,094	(2,349)	(2,419)	29,172	28,077
Noninterest expense	23,667	23,459	11,609	12,132	9,980	9,894	(2,692)	(2,698)	42,564	42,787
Income (loss) before income tax expense (benefit)	9,330	10,744	9,255	9,678	3,284	2,527	(1,273)	(1,531)	20,596	21,418
Income tax expense (benefit)	1,929	3,147	1,049	1,302	819	630	(318)	(383)	3,479	4,696
Net income (loss) before noncontrolling interests	7,401	7,597	8,206	8,376	2,465	1,897	(955)	(1,148)	17,117	16,722
Less: Net income from noncontrolling interests	432	372	3	15	6	6	—	—	441	393
Net income (loss)	$6,969	7,225	8,203	8,361	2,459	1,891	(955)	(1,148)	16,676	16,329

Average loans	$458.3	465.0	474.9	464.2	75.1	74.4	(59.2)	(58.8)	949.1	944.8
Average assets	1,024.8	1,040.2	855.4	827.6	83.9	84.0	(60.2)	(59.6)	1,903.9	1,892.2
Average deposits	777.7	756.4	414.1	424.4	146.3	168.2	(63.9)	(70.8)	1,274.2	1,278.2

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
COMMUNITY BANKING
Net interest income (2)	$6,769	7,066	7,248	7,340	7,338
Provision for credit losses	608	479	710	534	547
Noninterest income	4,470	4,739	4,502	4,121	4,478
Noninterest expense	8,766	7,212	7,689	7,032	7,467
Income before income tax expense	1,865	4,114	3,351	3,895	3,802
Income tax expense	667	838	424	637	925
Net income before noncontrolling interests	1,198	3,276	2,927	3,258	2,877
Less: Net income from noncontrolling interests	199	129	104	89	61
Segment net income	$999	3,147	2,823	3,169	2,816
Average loans	$459.0	457.7	458.2	459.7	460.9
Average assets	1,033.9	1,024.8	1,015.4	1,015.9	1,024.9
Average deposits	789.7	777.6	765.6	759.4	760.9
WHOLESALE BANKING
Net interest income (2)	$4,382	4,535	4,534	4,739	4,726
Provision (reversal of provision) for credit losses	92	28	134	(28)	26
Noninterest income	2,560	2,530	2,577	2,187	2,578
Noninterest expense	3,889	3,882	3,838	4,025	3,935
Income before income tax expense	2,961	3,155	3,139	2,929	3,343
Income tax expense	315	365	369	253	475
Net income before noncontrolling interests	2,646	2,790	2,770	2,676	2,868
Less: Net income from noncontrolling interests	2	1	—	5	17
Segment net income	$2,644	2,789	2,770	2,671	2,851
Average loans	$474.3	474.0	476.4	470.2	462.8
Average assets	869.2	852.2	844.5	839.1	827.2
Average deposits	422.0	410.4	409.8	421.6	413.6
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$989	1,037	1,101	1,116	1,102
Provision (reversal of provision) for credit losses	3	(1)	4	(3)	6
Noninterest income	4,152	3,013	2,978	2,841	3,124
Noninterest expense	3,431	3,246	3,303	3,044	3,243
Income before income tax expense	1,707	805	772	916	977
Income tax expense	426	201	192	231	244
Net income before noncontrolling interests	1,281	604	580	685	733
Less: Net income (loss) from noncontrolling interests	1	2	3	(4)	1
Segment net income	$1,280	602	577	689	732
Average loans	$75.9	75.0	74.4	75.2	74.6
Average assets	84.7	83.8	83.2	83.6	83.8
Average deposits	142.4	143.5	153.2	155.5	159.8
OTHER (3)
Net interest income (2)	$(515)	(543)	(572)	(551)	(594)
Provision (reversal of provision) for credit losses	(8)	(3)	(3)	18	1
Noninterest income	(797)	(793)	(759)	(813)	(811)
Noninterest expense	(887)	(891)	(914)	(762)	(882)
Loss before income tax benefit	(417)	(442)	(414)	(620)	(524)
Income tax benefit	(104)	(110)	(104)	(155)	(132)
Net loss before noncontrolling interests	(313)	(332)	(310)	(465)	(392)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(313)	(332)	(310)	(465)	(392)
Average loans	$(59.4)	(59.2)	(59.0)	(58.8)	(58.8)
Average assets	(60.4)	(60.2)	(60.0)	(59.6)	(59.6)
Average deposits	(62.7)	(62.5)	(66.5)	(67.6)	(67.9)
CONSOLIDATED COMPANY
Net interest income (2)	$11,625	12,095	12,311	12,644	12,572
Provision for credit losses	695	503	845	521	580
Noninterest income	10,385	9,489	9,298	8,336	9,369
Noninterest expense	15,199	13,449	13,916	13,339	13,763
Income before income tax expense	6,116	7,632	6,848	7,120	7,598
Income tax expense	1,304	1,294	881	966	1,512
Net income before noncontrolling interests	4,812	6,338	5,967	6,154	6,086
Less: Net income from noncontrolling interests	202	132	107	90	79
Wells Fargo net income	$4,610	6,206	5,860	6,064	6,007
Average loans	$949.8	947.5	950.0	946.3	939.5
Average assets	1,927.4	1,900.6	1,883.1	1,879.0	1,876.3
Average deposits	1,291.4	1,269.0	1,262.1	1,268.9	1,266.4

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
MSRs measured using the fair value method:
Fair value, beginning of quarter	$12,096	13,336	14,649	15,980	15,411
Servicing from securitizations or asset transfers (1)	538	400	341	449	502
Sales and other (2)	(4)	(1)	(281)	(64)	(2)
Net additions	534	399	60	385	500
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(718)	(1,153)	(940)	(874)	582
Servicing and foreclosure costs (4)	13	(22)	12	763	(9)
Discount rates (5)	188	(109)	100	(821)	(9)
Prepayment estimates and other (6)	(445)	206	(63)	(314)	(33)
Net changes in valuation model inputs or assumptions	(962)	(1,078)	(891)	(1,246)	531
Changes due to collection/realization of expected cash flows over time	(596)	(561)	(482)	(470)	(462)
Total changes in fair value	(1,558)	(1,639)	(1,373)	(1,716)	69
Fair value, end of quarter	$11,072	12,096	13,336	14,649	15,980

(1)
Includes impacts associated with exercising cleanup calls on securitizations as well as our right to repurchase delinquent loans from Government National Mortgage Association (GNMA) loan securitization pools. Total reported MSRs may increase upon repurchase due to servicing liabilities associated with these delinquent GNMA loans.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Amortized MSRs:
Balance, beginning of quarter	$1,407	1,427	1,443	1,414	1,407
Purchases	25	16	24	45	42
Servicing from securitizations or asset transfers	33	33	26	52	33
Amortization	(68)	(69)	(66)	(68)	(68)
Balance, end of quarter	$1,397	1,407	1,427	1,443	1,414
Fair value of amortized MSRs:
Beginning of quarter	$1,897	2,149	2,288	2,389	2,309
End of quarter	1,813	1,897	2,149	2,288	2,389

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Servicing income, net:
Servicing fees (1)		$806	830	841	925	890
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(962)	(1,078)	(891)	(1,246)	531
Changes due to collection/realization of expected cash flows over time		(596)	(561)	(482)	(470)	(462)
Total changes in fair value of MSRs carried at fair value		(1,558)	(1,639)	(1,373)	(1,716)	69
Amortization		(68)	(69)	(66)	(68)	(68)
Net derivative gains (losses) from economic hedges (3)	(B)	678	1,155	962	968	(501)
Total servicing income, net		$(142)	277	364	109	390
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$(284)	77	71	(278)	30

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,083	1,107	1,125	1,164	1,184
Owned loans serviced	346	340	331	334	337
Subserviced for others	3	5	26	4	5
Total residential servicing	1,432	1,452	1,482	1,502	1,526
Commercial mortgage servicing:
Serviced for others	551	548	552	543	529
Owned loans serviced	122	123	122	121	121
Subserviced for others	9	9	9	9	9
Total commercial servicing	682	680	683	673	659
Total managed servicing portfolio	$2,114	2,132	2,165	2,175	2,185
Total serviced for others	$1,634	1,655	1,677	1,707	1,713
Ratio of MSRs to related loans serviced for others	0.76%	0.82	0.88	0.94	1.02
Weighted-average note rate (mortgage loans serviced for others)	4.29	4.33	4.34	4.32	4.29

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$461	322	232	245	324
Commercial		106	83	47	65	75
Residential pipeline and unsold/repurchased loan management (1)		41	76	65	48	57
Total		$608	481	344	358	456
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$85	90	64	48	57
Refinances as a percentage of applications		50%	44	44	30	26
Wells Fargo first mortgage unclosed pipeline, at quarter end		$44	44	32	18	22
Residential real estate originations:
Purchases as a percentage of originations		60%	68	70	78	81
Refinances as a percentage of originations		40	32	30	22	19
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$27	26	14	16	18
Correspondent		30	27	18	21	27
Other (2)		1	—	1	1	1
Total quarter-to-date		$58	53	33	38	46
Held-for-sale	(B)	$38	33	22	28	33
Held-for-investment		20	20	11	10	13
Total quarter-to-date		$58	53	33	38	46
Total year-to-date		$144	86	33	177	139
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.21%	0.98	1.05	0.89	0.97

(1)	Largely includes the results of sales of modified GNMA loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.